EXHIBIT (a)(1)(v)

                           Offer to Purchase for Cash
                 Any and All Outstanding Shares of Common Stock
          (Including the Associated Rights to Purchase Preferred Stock)
                                       of
                              WCI COMMUNITIES, INC.
                                       by
                                ICAHN PARTNERS LP
                          ICAHN PARTNERS MASTER FUND LP
                        ICAHN PARTNERS MASTER FUND II LP
                        ICAHN PARTNERS MASTER FUND III LP
                                       and
                         HIGH RIVER LIMITED PARTNERSHIP
                   ------------------------------------------

--------------------------------------------------------------------------------
                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                   12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY
                   18, 2007, UNLESS THE OFFER IS EXTENDED (THE
                               "EXPIRATION DATE").
--------------------------------------------------------------------------------

                                                                  March 23, 2007

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated March 23, 2007 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Icahn Partners LP, a Delaware limited partnership, Icahn Partners Master Fund LP, a Cayman Islands Exempted Limited Partnership, Icahn Partners Master Fund II LP, a Cayman Islands Exempted Limited Partnership, Icahn Partners Master Fund III LP, a Cayman Islands Exempted Limited Partnership and High River Limited Partnership, a Delaware limited partnership (collectively, the "Offeror"), to purchase any and all of the outstanding shares of common stock, par value $.01 per share (the "Common Stock"), of WCI Communities, Inc., a Delaware corporation (the "Company"), and the rights to purchase certain preferred stock associated with the shares of Common Stock (the "Rights" and, together with the Common Stock, the "Shares"), at a price of $22.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

     WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SHARES FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US OR OUR NOMINEES AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

     o The tender price is $22.00 per Share, net to the seller in cash, without interest, upon the terms and conditions set forth in the Offer to Purchase.

     o The Offer and withdrawal rights period will expire at 12:00 midnight, New York City time, on May 18, 2007, unless the Offer is extended.

     o The following three conditions apply to the Offer. (I) the Rights (known as the "Poison Pill") have been redeemed and are otherwise inapplicable to the Offer and the Offeror (the "Poison Pill Condition"). (II) The Company's Board has taken action such that the provisions of Section 203 of the Delaware General Corporation Law would not, following consummation of the Offer, prohibit or restrict any Business Combination, as defined therein, involving the Company and the Offeror or any affiliate or associate of the Offeror (the "Delaware 203 Condition"). (III) In the event that the number of Shares tendered and not withdrawn plus the number of Shares beneficially owned by the Offeror exceeds 50% of the outstanding Shares, and the Offeror's nominees do not yet constitute a majority of the Company's Board, the current directors of the Company have resigned and appointed Offeror's nominees to the Board such that they constitute all of the Company's Board of Directors. The Offer is also subject to other customary conditions. See Section 14 of the Offer to Purchase.

     o Stockholders who tender Shares will not be obligated to pay brokerage fees or commissions to the Information Agent or the Depositary or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Offeror pursuant to the Offer.

     If you wish to have us tender any or all of your Shares, please complete, sign and return the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below. Please forward your instructions to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements and amendments thereto. The Offeror is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Offeror becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Offeror will make a good faith effort to comply with any such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Offeror cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Offeror by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

           Instructions with Respect to the Offer to Purchase for Cash
                       Any and All Shares of Common Stock
          (Including the Associated Rights to Purchase Preferred Stock)
                                       of
                              WCI COMMUNITIES, INC.
                                       by
                                ICAHN PARTNERS LP
                          ICAHN PARTNERS MASTER FUND LP
                        ICAHN PARTNERS MASTER FUND II LP
                        ICAHN PARTNERS MASTER FUND III LP
                                       and
                         HIGH RIVER LIMITED PARTNERSHIP
                         ------------------------------

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 23, 2007, (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Icahn Partners LP, a Delaware limited partnership, Icahn Partners Master Fund LP, a Cayman Islands Exempted Limited Partnership, Icahn Partners Master Fund II LP, a Cayman Islands Exempted Limited Partnership, Icahn Partners Master Fund III LP, a Cayman Islands Exempted Limited Partnership and High River Limited Partnership, a Delaware limited partnership (collectively, the "Offeror"), to purchase any and all of the outstanding shares of common stock, par value $.01 per share (the "Common Stock"), of WCI Communities, Inc., a Delaware corporation (the "Company"), and the rights to purchase certain preferred stock associated with the shares of Common Stock (the "Rights" and, together with the Common Stock, the "Shares"), at a price of $22.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

     This will instruct you to tender to Offeror the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

--------------------------------------------------------------------------------

Number of Shares to be Tendered:_____________________________________Shares*
Date:___________________________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    SIGN HERE

Signature(s)____________________________________________________________________

(Print Name(s))_________________________________________________________________

(Print Address(es))_____________________________________________________________

(Area Code and
Telephone Number(s))____________________________________________________________

(Taxpayer Identification or
Social Security Number(s)_______________________________________________________
--------------------------------------------------------------------------------

* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.